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                                    EXHIBIT 5
                             Opinion and Consent of
                              Robert S. Luce, Esq.,


                                 January 7, 2002

Mr. Brad Nordling, President
SHARECOM, INC.
1251 N. Sherwood Lane
Palatine, IL 60067

     RE: REGISTRATION STATEMENT ON FORM S-8

Dear Mr. Nordling:

You have requested our opinion as to the legality of the registration by, SHARECOM, INC. (the "Corporation") of up to 50,000,000 shares of Common Stock (the "shares") pursuant to a Registration Statement, dated January 7, 2002, on Form S-8 (the "Registration Statement") to be filed on or about January 9, 2002:

As counsel we have reviewed and examined:

1.   The  Articles  of  Incorporation of the  Corporation,  as  amended  (the
     "Articles");

2. The Bylaws of the Corporation, as certified by the Secretary of the Corporation;

3.   The Resolutions of the Corporation authorizing the registration;

4.   The minute book of the Corporation;

5.   The registrants Form 10SB filed August 31, 1999

6. The registrant's Quarterly Report on Form 10-QSB for the quarter ending June 30, 1999

7. The registrant's Quarterly Report on Form 10-QSB for the quarter ending September 30, 1999

8. The registrant's Quarterly Report on Form 10-KSB for the year ending December 30, 1999.

9. The registrant's Quarterly Report on Form 10-QSB for the quarter ending March 30, 2000.

10. The registrant's Quarterly Report on Form 10-QSB for the quarter ending June 30, 2000.

11. The registrant's Quarterly Report on Form 10-KSB for the year ending December 30, 2000.

12. The registrant's Quarterly Report on Form 10-QSB for the quarter ending March 30, 2001.

13. The registrant's Quarterly Report on Form 10-QSB for the quarter ending June 30, 2001.

14. The registrants Quarter Report Form 10-QSB for the quarter ending September 30, 2001.

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15.  The registrant's Form 8-K's filed respectively on August 3, 2001 and
     December 4, 2001.

16.  The Consultant Agreement; and

17.  Such other matters as we have deemed relevant in order to form our opinion.

In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement (provided that at least par value is paid for the shares) will have been duly authorized, legally issued, paid and nonassessable. Our opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue-Sky laws.

This Opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

                                                     Yours Very Truly,


                                                     /S/ Robert S. Luce
                                                     ------------------
                                                     Robert S. Luce

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